Exhibit 99.1

Tianci International, Inc. Announces Reverse Stock Split

Shares Expected to Begin Trading on Split-Adjusted Basis on March 20, 2026

HONG KONG and RENO, Nev., March 17, 2026 (ACCESS NEWSWIRE) -- Tianci International, Inc. (Nasdaq: CIIT) ("Company” or “Tianci”), a global logistics service provider specializing in ocean freight forwarding, announced today that it will implement a 1-for-7 reverse stock split of its common stock (the “Reverse Stock Split”), effective at 12:01 a.m. Eastern time on March 20, 2026. The Company’s common stock is expected to begin trading on a split-adjusted basis when the market opens on March 20, 2026, and will continue to trade on The Nasdaq Capital Market under the symbol “CIIT.” The new CUSIP number for the common stock will be 88631G304.

The Reverse Stock Split is intended to increase the bid price of the common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. The Company’s stockholders authorized the reverse stock split at the Company’s annual meeting of stockholders held on February 13, 2026, with the final ratio determined by the Company’s Board of Directors.

On March 6, 2026, the Company’s Board of Directors has determined the reverse stock split at the final ratio of one-for-seven (1:7). As a result of the Reverse Stock Split, every 7 shares of the Company’s pre-split common stock issued and outstanding will be automatically reclassified into one new share of the Company’s common stock. This will reduce the number of shares outstanding from 25,331,803 shares of common stock to 3,618,829 shares of common stock. The number of authorized shares of the Company’s common stock will remain unchanged. Stockholders who would otherwise be entitled to receive a fractional share will instead have their shares rounded up to the nearest whole number. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s equity plans and grants thereunder, as applicable. The Reverse Stock Split will not affect the par value of the common stock.

The combination of, and reduction in, the shares of common stock as a result of the Reverse Stock Split will occur automatically at the effective time of the Reverse Stock Split without any additional action on the part of the Company’s stockholders. The Company’s transfer agent, Securities Transfer Corporation, is acting as the exchange agent for the Reverse Stock Split and will send stockholders of record holding their shares electronically in book-entry form a transaction notice indicating the number of shares of common stock held after the Reverse Stock Split. Stockholders who hold their shares through a broker, bank, or other nominee will have their positions adjusted to reflect the Reverse Stock Split, subject to their broker, bank, or other nominee’s particular processes, and are not expected to be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the Reverse Stock Split can be found in the Company’s definitive proxy statement for the annual meeting of stockholders of the Company held on February 13, 2026, which was filed with the U.S. Securities and Exchange Commission on January 13, 2026, a copy of which is available at www.sec.gov.

About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing’s logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific, including Japan, South Korea, and Vietnam. Beyond logistics, the company generates revenue from the sale of electronic parts and business consulting services. The company’s mission is to provide customers with efficient, reliable, and safe shipping services that create value. For more information, please visit the Company’s website: tianci-ciit.com.

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Forward-Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding plans with respect to the timing and impact of the Reverse Stock Split; our strategic plans and value; our expectations regarding potential commercial opportunities; and our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption "Risk Factors." Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For investor and media inquiries, please contact:

Tianci International, Inc.

Investor Relations

Email: ir@rqscapital.com

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